                                                                                    EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New World Brands, Inc. (the “Company”) on Form 10-QSB for the period ended August 31, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, M. David Kamrat, Chief Executive Officer of the Company and Chairman of the Board, and Ian T. Richardson, Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New World Brands, Inc. during the period presented.

Dated: October 16, 2006                      By: /s/ M. David Kamrat
                        M. David Kamrat
Chief Executive Officer and Chairman of the Board

Dated: October 16, 2006                      By: /s/ Ian T. Richardson
Ian T. Richardson
Chief Financial Officer and Vice President